UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 7, 2006

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

As previously disclosed in a Form 8-K filed with the Securities Exchange Commission on March 7, 2005, effective as of March 3, 2006, the Board of Directors of Inland Retail Real Estate Trust, Inc. (the “Company”) selected Richard P. Imperiale, an existing member of the Company’s Board of Directors, to serve as Chairman of the Board.  Effective April 7, 2006, the members of the Board of Directors determined to pay Mr. Imperiale $5,000 per year, in addition to the standard amounts to be paid to him as a director, for agreeing to serve as Chairman of the Board.  Previously, the Company had not provided any additional compensation to its Chairman of the Board.  In addition, the Company increased the annual fee paid to its independent directors to $28,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer and President

Date:	April 12, 2006